UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2025

SOUTHLAND HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41090	87-1783910
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1100 Kubota Drive

Grapevine, TX 76051

(Address of Principal Executive Offices) (Zip Code)

(817) 293-4263

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SLND	NYSE American LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	SLND WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2025, the board of directors of Southland Holdings, Inc. (the “Company”) appointed Rudy Renda as a Class II director to fill a vacant seat, thereby bringing the number of directors on the board back to seven, effective as of March 26, 2025. Mr. Renda was recommended by the Company’s Nominating and Corporate Governance Committee. There were no changes to Mr. Rudy Renda’s compensatory arrangements with the Company made in connection with his appointment as director and he will not participate in the director compensation program.

Rudy Renda serves as the Executive Vice President and Chief Operating Officer, Strategy and Special Projects, of Southland Holdings, Inc. Mr. Renda oversees various plant and conveyance projects for the Company and has been instrumental in the Company’s completion of some of the most complex projects in the United States. He combines nearly 30 years of construction experience at Southland LLC, leading various components of contract administration and compliance, resource management, partnering strategies, customer relationships, and coordination across all subsidiaries of Southland LLC. Mr. Renda earned his undergraduate degree from Texas Tech University. Rudy Renda is the first cousin of Frank Renda, the Company’s President and Chief Executive Officer.

As previously reported, on December 27, 2024, the Company agreed to issue to Mr. Rudy Renda 2,215,664 shares of common stock, par value $0.0001 per share, in exchange for the full satisfaction and discharge of (i) $3,065,116.48 under that certain promissory note, dated October 31, 2016, with an original principal amount of $3,330,975, (ii) $2,283,139.54 under that certain promissory note, dated February 14, 2023, with an original principal amount of $5,000,000 and (iii) $2,251,479.07 under that certain promissory note, dated March 15, 2024, with an original principal amount of $2,241,765.65.

As previously reported, in July 2024, the Company closed a real estate purchase agreement to sell and leaseback three properties for $42.5 million. Frank Renda, and Rudy Renda hold a combined 25% indirect minority interest in the entity that purchased the real estate. During the year ended December 31, 2024, the Company paid $2.0 million to this related party in accordance with the real estate purchase agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2025	SOUTHLAND HOLDINGS, INC.

	By:	/s/ Frank S. Renda
Name: Frank S. Renda
Title: President and Chief Executive Officer

2